Exhibit 10.6

FORM OF AMENDMENT NUMBER ONE TO

KEY EXECUTIVE EMPLOYMENT AND

SEVERANCE AGREEMENT

This Amendment, dated as of January 1, 2012 (this “Amendment”), by and between Alliant Energy Corporation, a Wisconsin corporation (referred to herein as “Alliant” and, together with its subsidiaries and any parent company controlling Alliant, referred to herein as the “Company”) and                          (hereinafter referred to as the “Employee”), to the Key Executive Employment and Severance Agreement, dated as of [•], by and between the Company and the Employee (as amended, amended and restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, Section 19 of the Agreement provides that Alliant and the Employee may amend the Agreement pursuant to a written instrument executed by Alliant and the Employee; and

WHEREAS, Alliant and the Employee desire to amend the Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, pursuant to Section 19 of the Agreement, mutually covenant and agree to amend the Agreement as follows:

Section 1. Amendment:

1. The definition of “Change in Control of the Company” in Section 1(g) of the Agreement is hereby replaced in its entirety as follows:

“A “Change in Control of the Company” shall be determined with reference to Alliant Energy Corporation as the Company, as more fully set forth below, and shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred, and such an event is a change in ownership or effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5):

(i) any Person (other than (A) Alliant or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of Alliant in substantially the same proportions as their ownership of stock in Alliant (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of Alliant (not including in the securities beneficially owned by such Person any securities acquired directly from

Alliant or its Affiliates after [•]1, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of common stock of Alliant or the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Subsection 1(g)(i), any acquisition pursuant to a transaction described in Subsection 1(g)(iii) and that is not a “Change in Control of the Company” pursuant to such Subsection shall also not constitute a “Change in Control of the Company” for purposes of this Subsection 1(g)(i); or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors of Alliant then serving: (A) individuals who, on [•], constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on [•], or whose appointment, election or nomination for election was previously so approved; or

(iii) Alliant consummates a merger, consolidation or share exchange of Alliant with any other corporation or issues voting securities of Alliant in connection with a merger, consolidation or share exchange involving Alliant (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange which results in the voting securities of Alliant outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of Alliant or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of Alliant (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of Alliant (not including in the securities beneficially owned by such Person any securities acquired directly from Alliant or its Affiliates after [•], pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of common stock of Alliant or the combined voting power of the Company’s then outstanding voting securities; or

[1]	Insert date of original agreement.

(iv) the shareowners of Alliant approve, and Alliant completes, a plan of complete liquidation or dissolution of Alliant or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by Alliant of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of Alliant immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control of the Company” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of Alliant immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of Alliant immediately following such transaction or series of transactions.”

2. The second and third sentences of Subsection 9(b)(i) are hereby replaced in their entirety as follows:

“The Termination Payment shall be paid to the Employee in cash equivalent 10 business days after the Separation from Service, provided that in the event the Employee’s Termination Date is pursuant to Section 2(b), the lump sum payment shall be paid 10 business days after the date of the Change in Control of the Company (as defined without reference to Section 2(b)).”

3. [Subsection 9(b)(ii) is hereby amended by adding the following sentence to the end thereof:

“The reduction of the amounts payable under this paragraph, if applicable, shall be made by reducing the following payments and benefits in the following order: (A) any Termination Payment, (B) any acceleration of equity awards under any applicable plan or program of the Company, (C) any payment or benefit under the SERP, (D) any non-cash compensation payable upon the termination of an Employee and (E) any Accrued Benefits.”]2

Section 2. Effect of Amendment: On and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment. Except as amended hereby, the Agreement continues and shall remain in full force and effect in all respects.

[2]	This provision is applicable to Employees other than Mr. Harvey.

IN WITNESS WHEREOF, this instrument is executed as of the [ ]th day of [•].

ALLIANT ENERGY CORPORATION

By:
Title:

EMPLOYEE

By:
Address: